SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 10, 2002

                                 HEMOXYMED, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                       001-13835                39-1661164
(State or Other Jurisdiction of          (Commission            (I.R.S. Employer
 Incorporation or Organization)          File Number)              ID Number)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL                     60061
(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (847) 573-8000

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated September 23, 2002 and files such amended Item 7 with this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired

      Balance Sheets of Molecular Geriatrics Corporation at December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2001 and 2000 and for the period from March 14, 1992 (date of inception) through December 31, 2001) and unaudited balance sheets, statements of operations and cash flows for the nine month periods ended September 30, 2002 and 2001.

      (b) Pro Forma Financial Information

      Unaudited pro forma combined statement Hemoxymed, Inc. and Molecular Geriatrics Corporation for the year ended December 31, 2001 and the nine-months ended September 30, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 22, 2002

                                           HEMOXYMED, INC.

                                       By: /s/ David Ellison
                                           ------------------------------------
                                           David Ellison
                                           Chief Financial Officer

                        Molecular Geriatrics Corporation

                              Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors
Molecular Geriatrics Corporation:

We have audited the accompanying balance sheets of Molecular Geriatrics Corporation (a company in the development stage) (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from March 14, 1992 (date of inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Molecular Geriatrics Corporation (a company in the development stage) as of December 31, 2001, and 2000, and the results of its operations and its cash flows for the years then ended and for the period from March 14, 1992 (date of inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/KPMG LLP/

November 15, 2002

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                  December 31,         December 31,
                                                                                                      2001                 2000
                                                                                                      ----                 ----
Current assets:
  Cash ...................................................................................        $     43,772         $    186,059
  Restricted cash ........................................................................                --                250,800
  Accounts receivable ....................................................................               2,460                1,800
                                                                                                  ------------         ------------
         Total current assets ............................................................              46,232              438,659

Equipment and leasehold improvements, net ................................................              28,011               67,121
Deposits .................................................................................              14,718               14,718
                                                                                                  ------------         ------------
         Total assets ....................................................................        $     88,961         $    520,498
                                                                                                  ============         ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable .......................................................................        $    334,015         $     90,627
  Loans payable ..........................................................................             115,000            1,135,344
  Employees' accrued and withheld taxes ..................................................               6,008                8,514
  Accrued expenses .......................................................................             436,365              222,558
                                                                                                  ------------         ------------
         Total current liabilities .......................................................             891,388            1,457,043
                                                                                                  ------------         ------------

Stockholders' equity (deficit) :
  Preferred Stock, Series C, $0.0001 par value, 10,000,000 shares authorized;
     0 and 4,662,921 shares issued and outstanding in 2001 and 2000, respectively
      (liquidation preference of $9,325,842 in 2000) .....................................                --                    466
  Preferred Stock, Series D, $0.0001 par value, 5,000,000 shares authorized;
     0 and 668,202 shares issued and outstanding in 2001 and 2000, respectively
      (liquidation preference of $1,336,404 in 2000) .....................................                --                     67
 Common Stock, $0.0001 par value, 50,000,000 shares authorized; 23,481,814
     and 4,250,318 shares issued and outstanding in 2001 and 2000, respectively ..........               2,348                  425
 Additional paid-in capital ..............................................................          28,756,008           24,476,367
 Deficit accumulated during development stage ............................................         (29,560,783)         (25,413,870)
                                                                                                  ------------         ------------
             Total stockholders' equity (deficit) ........................................            (802,427)            (936,545)
                                                                                                  ------------         ------------

                                                                                                  ------------         ------------
Total liabilities and stockholders' equity (deficit) .....................................        $     88,961         $    520,498
                                                                                                  ============         ============

                 See accompanying notes to financial statements

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                            STATEMENTS OF OPERATIONS


                                                                           Inception
                                                                        (March 14, 1992)
                                            Year ended     Year ended       through
                                            December 31    December 31    December 31,
                                                2001           2000            2001
                                            -----------    -----------    ------------
Revenues:
   Research reimbursements ..............          --             --      $    500,000
   Grant revenues .......................          --             --           669,022

                                            -----------    -----------    ------------
          Total revenues ................          --             --         1,169,022
                                            -----------    -----------    ------------

Costs and expenses:
  Research and development ..............   $ 1,265,298    $ 1,180,838      20,269,029
  General and administrative ............       784,181      1,008,296       6,820,484
  Loss on impairment of intangible assets          --             --           411,016
  Net writedown of leasehold improvements          --             --         1,406,057

                                            -----------    -----------    ------------
          Total operating expenses ......     2,049,479      2,189,134      28,906,586
                                            -----------    -----------    ------------

Loss from operations ....................    (2,049,479)    (2,189,134)    (27,737,564)
                                            -----------    -----------    ------------

Other income (expense):
 Gain on disposal of assets .............             0            250             362
  Interest income .......................         8,237         13,546         704,251
  Inducement to convert debt to equity ..    (1,631,107)          --        (1,631,107)
  Amortization ..........................          --             --           (20,133)
  Use tax expense .......................          --             --           (43,949)
  Interest expense ......................      (474,564)      (220,200)       (832,643)
                                            -----------    -----------    ------------
Net other income (expense) ..............    (2,097,434)      (206,404)     (1,823,219)
                                            -----------    -----------    ------------


                                            -----------    -----------    ------------
Net loss ................................   ($4,146,913)   ($2,395,538)   ($29,560,783)
                                            ===========    ===========    ============


Net loss per share, basic and diluted ...   ($     0.81)   ($     0.56)   ($      7.62)
                                            ===========    ===========    ============

Weighted average shares outstanding .....     7,382,065      4,250,318       4,125,386
                                            ===========    ===========    ============

                 See accompanying notes to financial statements

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            Preferred Stock - Series C    Preferred Stock - Series D
                                                                             ------------------------     --------------------------
                                                                                Shares        Amount         Shares       Amount
                                                                                ------        ------         ------       ------
Issuance of Common Stock ..............................................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1992 ..........................................            --          --               --         --

Issuance of Common Stock ..............................................            --          --               --         --
Issuance of Common Stock (at $4.77 per share) .........................            --          --               --         --
Issuance of Common Stock (at $5.30 per share),
   net of expenses ($492,423) .........................................            --          --               --         --
Issuance of  Stock (at $5.30 per share) upon conversion
   of note and accrued interest .......................................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1993 ..........................................            --          --               --         --

Issuance of Common Stock (at $5.30 per share),
   net of expenses ($282,968) .........................................            --          --               --         --
Abandonment of Common Stock
  (at $4.77 per share) ................................................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1994 ..........................................            --          --               --         --

Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) .................................................         375,000       $  38             --         --
Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) upon conversion of bridge
 loan and accrued interest ............................................         523,371          52             --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1995 ..........................................         898,371          90             --         --

Issuance of Series C Convertible Preferred Stock (at $2.00
 per share), net of expenses ($651,826) ...............................       3,764,550         376             --         --
Issuance of Common Stock (at $2.00 per share) .........................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1996 ..........................................       4,662,921         466             --         --

Issuance of Common Stock (at $2.00 per share),
 in connection with acquisition of  intangible assets .................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1997 ..........................................       4,662,921         466             --         --

Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1998 ..........................................       4,662,921         466             --         --

Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 1999 ..........................................       4,662,921         466             --         --

Issuance of Preferred Stock (at $1.50 per share) ......................            --          --            668,202        67
Issuance of warrants to purchase 94,000 shares of common stock ........            --          --               --         --
Extension of warrants to purchase 687,500 shares of common stock ......            --          --               --         --
Stock options granted to non-employees ................................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 2000 ..........................................       4,662,921         466          668,202        67

Issuance of Common Stock upon conversion of Preferred Stock - Series C
  and D ...............................................................      (4,662,921)       (466)        (668,202)      (67)
Issuance of Common Stock (at $0.30 per share) upon conversion of bridge
  loans, and accrued interest .........................................            --          --               --         --
Issuance of Common Stock (at $0.30 per share) .........................            --          --               --         --
Stock options granted to non-employees ................................            --          --               --         --
Issuance of warrants to purchase 881,753 shares of common stock .......            --          --               --         --
Stock options reissued to adjust exercise price .......................            --          --               --         --
Bbeneficial conversion feature of convertible debt ....................            --          --               --         --
Induced conversion of convertible debt ................................            --          --               --         --
Net loss ..............................................................            --          --               --         --
                                                                             ----------       -----         --------      ------
Balance at December 31, 2001 ..........................................            --          --               --         --
                                                                             ==========       =====         ========      ======

                                                                                        Common Stock
                                                                                 --------------------------
                                                                                   Shares           Amount
                                                                                   ------           ------
Issuance of Common Stock ..............................................              566,038       $    57
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1992 ..........................................              566,038            57

Issuance of Common Stock ..............................................              660,377            66
Issuance of Common Stock (at $4.77 per share) .........................              252,026            25
Issuance of Common Stock (at $5.30 per share),
   net of expenses ($492,423) .........................................            1,157,454           116
Issuance of  Stock (at $5.30 per share) upon conversion
   of note and accrued interest .......................................              559,420            56
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1993 ..........................................            3,195,315           320

Issuance of Common Stock (at $5.30 per share),
   net of expenses ($282,968) .........................................              809,567            81
Abandonment of Common Stock
  (at $4.77 per share) ................................................               (2,866)           (1)
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1994 ..........................................            4,002,016           400

Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) .................................................                 --            --
Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) upon conversion of bridge
 loan and accrued interest ............................................                 --            --
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1995 ..........................................            4,002,016           400

Issuance of Series C Convertible Preferred Stock (at $2.00
 per share), net of expenses ($651,826) ...............................                 --            --
Issuance of Common Stock (at $2.00 per share) .........................               48,302             5
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1996 ..........................................            4,050,318           405

Issuance of Common Stock (at $2.00 per share),
 in connection with acquisition of  intangible assets .................              200,000            20
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1997 ..........................................            4,250,318           425

Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1998 ..........................................            4,250,318           425

Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 1999 ..........................................            4,250,318           425

Issuance of Preferred Stock (at $1.50 per share) ......................                 --            --
Issuance of warrants to purchase 94,000 shares of common stock ........                 --            --
Extension of warrants to purchase 687,500 shares of common stock ......                 --            --
Stock options granted to non-employees ................................                 --            --
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 2000 ..........................................            4,250,318           425

Issuance of Common Stock upon conversion of Preferred Stock - Series C
  and D ...............................................................           11,553,192         1,155
Issuance of Common Stock (at $0.30 per share) upon conversion of bridge
  loans, and accrued interest .........................................            6,796,278           680
Issuance of Common Stock (at $0.30 per share) .........................              882,026            88
Stock options granted to non-employees ................................                 --            --
Issuance of warrants to purchase 881,753 shares of common stock .......                 --            --
Stock options reissued to adjust exercise price .......................                 --            --
Bbeneficial conversion feature of convertible debt ....................                 --            --
Induced conversion of convertible debt ................................                 --            --
Net loss ..............................................................                 --            --
                                                                                 -----------       -------
Balance at December 31, 2001 ..........................................           23,481,814       $ 2,348
                                                                                 ===========       =======

                                                                                                   Deficit
                                                                                Additional       accumulated             Total
                                                                                 paid-in           during            stockholders'
                                                                                 capital      development stage    equity (deficit)
                                                                                 -------      -----------------    ----------------
Issuance of Common Stock ..............................................       $        543               --         $       600
Net loss ..............................................................               --         ($   922,746)         (922,746)
                                                                              ------------       ------------       -----------
Balance at December 31, 1992 ..........................................                543           (922,746)         (922,146)

Issuance of Common Stock ..............................................                634               --                 700
Issuance of Common Stock (at $4.77 per share) .........................          1,202,140               --           1,202,165
Issuance of Common Stock (at $5.30 per share),
   net of expenses ($492,423) .........................................          5,641,961               --           5,642,077
Issuance of  Stock (at $5.30 per share) upon conversion
   of note and accrued interest .......................................          2,964,870               --           2,964,926
Net loss ..............................................................               --           (4,875,845)       (4,875,845)
                                                                              ------------       ------------       -----------
Balance at December 31, 1993 ..........................................          9,810,148         (5,798,591)        4,011,877

Issuance of Common Stock (at $5.30 per share),
   net of expenses ($282,968) .........................................          4,007,656               --           4,007,737
Abandonment of Common Stock
  (at $4.77 per share) ................................................            (13,667)              --             (13,668)
Net loss ..............................................................               --           (6,154,275)       (6,154,275)
                                                                              ------------       ------------       -----------
Balance at December 31, 1994 ..........................................         13,804,137        (11,952,866)        1,851,671

Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) .................................................            749,962               --             750,000
Issuance of Series C Convertible Preferred Stock
 (at $2.00 per share) upon conversion of bridge
 loan and accrued interest ............................................          1,007,511               --           1,007,563
Net loss ..............................................................               --           (2,191,159)       (2,191,159)
                                                                              ------------       ------------       -----------
Balance at December 31, 1995 ..........................................         15,561,610        (14,144,025)        1,418,075

Issuance of Series C Convertible Preferred Stock (at $2.00
 per share), net of expenses ($651,826) ...............................          6,876,898               --           6,877,274
Issuance of Common Stock (at $2.00 per share) .........................             96,599               --              96,604
Net loss ..............................................................               --           (2,591,939)       (2,591,939)
                                                                              ------------       ------------       -----------
Balance at December 31, 1996 ..........................................         22,535,107        (16,735,964)        5,800,014

Issuance of Common Stock (at $2.00 per share),
 in connection with acquisition of  intangible assets .................            399,980               --             400,000
Net loss ..............................................................               --           (2,040,092)       (2,040,092)
                                                                              ------------       ------------       -----------
Balance at December 31, 1997 ..........................................         22,935,087        (18,776,056)        4,159,922

Net loss ..............................................................               --           (2,549,920)       (2,549,920)
                                                                              ------------       ------------       -----------
Balance at December 31, 1998 ..........................................         22,935,087        (21,325,976)        1,610,002

Net loss ..............................................................               --           (1,692,356)       (1,692,356)
                                                                              ------------       ------------       -----------
Balance at December 31, 1999 ..........................................         22,935,087        (23,018,332)          (82,354)

Issuance of Preferred Stock (at $1.50 per share) ......................            987,213               --             987,280
Issuance of warrants to purchase 94,000 shares of common stock ........             83,406               --              83,406
Extension of warrants to purchase 687,500 shares of common stock ......            154,685               --             154,685
Stock options granted to non-employees ................................            315,976               --             315,976
Net loss ..............................................................               --           (2,395,538)       (2,395,538)
                                                                              ------------       ------------       -----------
Balance at December 31, 2000 ..........................................         24,476,367        (25,413,870)         (936,545)

Issuance of Common Stock upon conversion of Preferred Stock - Series C
  and D ...............................................................               (622)              --                  (0)
Issuance of Common Stock (at $0.30 per share) upon conversion of bridge
  loans, and accrued interest .........................................          2,038,201               --           2,038,881
Issuance of Common Stock (at $0.30 per share) .........................            212,412               --             212,500
Stock options granted to non-employees ................................             77,344               --              77,344
Issuance of warrants to purchase 881,753 shares of common stock .......             27,367               --              27,367
Stock options reissued to adjust exercise price .......................             64,033               --              64,033
Bbeneficial conversion feature of convertible debt ....................            229,799               --             229,799
Induced conversion of convertible debt ................................          1,631,107               --           1,631,107
Net loss ..............................................................               --           (4,146,913)       (4,146,913)
                                                                              ------------       ------------       -----------
Balance at December 31, 2001 ..........................................       $ 28,756,008       ($29,560,783)      ($  802,427)
                                                                              ============       ============       ===========

                 See accompanying notes to financial statements

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                                                                           Inception
                                                                                       (March 14, 1992)
                                                            Year ended     Year ended        through
                                                           December 31    December 31     December 31,
                                                               2001           2000            2001
                                                               ----           ----            ----
Cash flows from operating activities:
  Net loss ............................................   ($4,146,913)   ($2,395,538)   ($29,560,783)
  Adjustments to reconcile net loss
    to net cash used in operating activities:
     Depreciation and amortization ....................        42,737         72,346       2,521,086
     Non cash expense for equity compensation .........       141,377        315,976         457,353
     Non cash interest expense ........................        82,823        182,635         265,458
     Non cash expense for beneficial conversion of debt       229,799           --           229,799
     Non cash expense for induced conversion of debt ..     1,631,107           --         1,631,107
     Amortization of intangible assets ................          --             --           328,812
     Loss on writedown of leasehold improvements ......          --             --         1,406,057
     Loss on impairment of intangible assets ..........          --             --           411,016
     Gain on sale of equipment ........................          --             (250)           (250)
     Conversion of interest to common stock ...........       156,454           --           156,454
     Changes in  assets and liabilities:
      Restricted asset ................................       250,800        (32,792)           --
      Receivables and other assets ....................          (660)        (1,336)        200,830
      Accounts payable ................................       243,388         45,095         430,619
      Employees' income tax withheld ..................        (2,506)          (125)          6,008
      Other accrued expenses ..........................       244,615        173,688         467,173
                                                          -----------    -----------    ------------
Net cash used in operating activities .................    (1,126,979)    (1,640,301)    (21,049,261)
                                                          -----------    -----------    ------------

Cash flows from investing activities:
   Acquisition of investment securities ...............          --             --        (9,138,407)
   Redemption of investment securities ................          --             --         9,138,407
   Acquisition of intangible assets ...................          --             --          (339,829)
   Acquisition or sale of equipment and
     leasehold improvements, net ......................        (1,508)       (21,757)     (3,952,784)
                                                          -----------    -----------    ------------
Net cash used in investing activities .................        (1,508)       (21,757)     (4,292,613)
                                                          -----------    -----------    ------------

Cash flows from financing activities:
 Proceeds from issuance of Preferred Stock ............          --          649,272      12,193,559
 Proceeds from issuance of Common Stock ...............       212,500           --        10,871,977
 Advances from director ...............................          --             --           120,000
 Proceeds (repayments of notes payable ................      (250,800)       250,800               0
 Proceeds from issuance of promissory loans payable ...     1,024,500        940,000       1,964,500
 Payments received on employee stock
  purchase notes ......................................          --             --           235,610
                                                          -----------    -----------    ------------
Net cash provided by financing activities .............       986,200      1,840,072      25,385,646
                                                          -----------    -----------    ------------

Net increase (decrease) in cash .......................      (142,287)       178,014          43,772

Cash beginning of period ..............................       186,059          8,045            --

                                                          -----------    -----------    ------------
Cash end of period ....................................   $    43,772    $   186,059    $     43,772
                                                          ===========    ===========    ============

Supplemental cash flow information:
  Cash paid for interest ..............................   $     2,242           --      $     37,231
                                                          ===========    ===========    ============

                                                                                           Inception
                                                                                       (March 14, 1992)
                                                            Year ended     Year ended        through
                                                           December 31    December 31     December 31,
                                                               2001           2000            2001
                                                               ----           ----            ----
Supplemental disclosure of noncash investing and
  financing activities:

     Conversion of bridge loan to stock ...............   $ 2,038,881           --      $  2,038,881
                                                          ===========    ===========    ============
     Issuance of stock for fundraising services .......   $    97,236    $   339,304    $  4,434,521
                                                          ===========    ===========    ============


                 See accompanying notes to financial statements

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

Note 1 - Organization and Summary of Significant Accounting Policies

      (a)   Organization and Basis of Presentation

      Molecular Geriatrics Corporation (the "Company") was incorporated on November 13, 1991 and initiated operations in March, 1992 to address the underlying causes of Alzheimer's disease.

      The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage companies to employ the same accounting principles as operating companies.

      (b)   Liquidity

      The Company has incurred recurring losses since its inception and expects to incur substantial additional research and development costs prior to reaching profitability. The Company will need to raise substantial additional capital to fund its operations. The Company intends to seek such additional funding through private financing or collaborative or other arrangements with corporate partners. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all. Should the plans contemplated by management not be consummated, the Company may have to seek alternative sources of capital or reevaluate its operating plans, which may include cessation of its operations. The financial statements do not include adjustments that might result from the outcome of this uncertainty (see Note 11 for subsequent event disclosures).

      (c)   Revenue Recognition

      Research and grant revenues are recognized when earned. Research reimbursements represent funds received to partially reimburse the Company for costs expended. Grant revenues represent funds received from certain government agencies for costs expended to further research on the subject of the grant.

      (d)   Equipment and Leasehold Improvements

      Equipment and leasehold improvements are recorded at cost. Depreciation of equipment is calculated using accelerated methods over their useful lives, approximating five to seven years. Amortization of leasehold improvements is provided on the straight-line method over the remaining lease term.

      (e)   Research and Development

      All research and development costs are expensed as incurred and include salaries of, and expenses related to, employees and consultants who conduct research and development. Costs related to the acquisition of technology rights and patents, for which development work is in process, are expensed and considered a component of research and development costs.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      (f)   Income Taxes

      Under the asset and liability method, the Company's deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards.

      (g)   Stock Option Plan

      The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

      (h)   Use of Estimates

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period, to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

      (i)   Computation of Net Loss per Share

      Net loss per share is based on the weighted average number of common shares outstanding. Dilutive securities have not been included in the weighted average shares used for the calculation of earnings per share in periods of net loss, as the effect of such securities would be anti-dilutive. The Company had 6,340,566 stock options and 1,014,650 warrants outstanding to issue common stock at December 31, 2001. Net loss was increased by $1,866,620 for purposes of calculating net loss per share in 2001 due to the induced conversion of the Series C and Series D Convertible Preferred Stock into Common Stock.

      (j)   Reclassifications

      Certain amounts in the Company's 2000 financial statements have been reclassified to conform to current year presentation.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

Note 2 - Equipment and Leasehold Improvements

      Equipment and leasehold improvements consist of the following:

                                        December 31, 2001   December 31, 2000
                                        -----------------   -----------------
      Equipment                            $ 1,979,392         $ 1,977,883
      Leasehold improvements                    84,613              84,613
                                           -----------         -----------
                                             2,064,005           2,062,496
      Less accumulated depreciation
         and amortization                   (2,035,994)         (1,995,375)
                                           -----------         -----------

                                           $    28,011         $    67,121
                                           ===========         ===========

      Depreciation and amortization expense amounted to $42,737 and $72,346 for the years ended December 31, 2001 and 2000, respectively.

Note 3 - Cash

      Cash Concentration

      The Company maintains cash at financial institutions from time to time in excess of the Federal Depository Insurance Corporation (FDIC) insured limit, although the balance at December 31, 2001 is beneath the limit.

      Restricted Cash

      Included in restricted cash at December 31, 2000 was $250,800 received from the Institute for the Study of Aging (ISOA) as a Program Related Investment to assist in funding specific research (see Note 6). These funds were returned to ISOA in September, 2001.

Note 4 - Stockholders' Equity

      The stockholders' equity information presented in these financial statements reflects the recognition of the two recapitalizations of the Company's capital structure, the "2001 Recapitalization", which became effective in November, 2001 and the "1996 Recapitalization", which became effective in March, 1996. The 2001 Recapitalization consisted of (i) the conversion of each share of outstanding Series C Convertible Preferred Stock of the Company into two shares of Common Stock, (ii) the conversion of each share of outstanding Series D Convertible Preferred Stock of the Company into three and one-third shares of Common Stock, (iii) the conversion of convertible debt plus accrued interest into five shares of Common Stock for each $1.50 of convertible debt, and (iv) an increase in the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. The 1996 Recapitalization consisted of (i) the conversion of each share of outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company into one share of Common Stock, (ii) a 1.0-for-10.6 reverse split of the outstanding shares of Common Stock, and (iii) a reduction in the number of authorized shares of Common Stock and Preferred Stock from 50,000,000 to 20,000,000 and 35,000,000 to 15,000,000, respectively.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      Pursuant to the terms of the General Corporation Law of the State of Delaware, the Company's Restated Certificate of Incorporation and the Certificates of Designation of the Series C and Series D Convertible Preferred Stock, the increase in authorized shares in the 2001 Recapitalization was approved by the consent of a majority of the aggregate voting power of the holders of the outstanding Common Stock and the Series C and Series D Convertible Preferred Stock. The conversion of the Series C and Series D Convertible Preferred Stock was approved by a majority of the respective holders of such shares voting separately as a class. The conversion of the convertible debt was approved by the individual debt holder.

      Pursuant to the terms of the General Corporation Law of the State of Delaware, the Company's Restated Certificate of Incorporation and the Certificates of Designation of the Series A and Series B Convertible Preferred Stock, the reverse stock split and reduction in authorized shares in the 1996 Recapitalization were approved by the consent of a majority of the aggregate voting power of the holders of the outstanding Common Stock and the Series A and Series B Convertible Preferred Stock. The conversion of the Series A and Series B Convertible Preferred Stock was approved by a majority of the respective holders of such shares voting separately as a class.

      In May through September 1995, the Company issued $1,000,000 of Secured Convertible Promissory Notes and Warrants ("Notes"). The Notes were convertible into one share of Series C Convertible Preferred Stock ("Series C") for each $2.00 invested subject to the Company obtaining financing of $1,750,000 including funds received pursuant to the Notes. Note holders received one five-year warrant exercisable at $2.00 to purchase one Series C share for each $2.00 invested. An aggregate of 500,000 warrants were issued. The Notes plus accrued interest of $46,741 (calculated at 9% per annum) were converted in December 1995 to 523,371 Series C shares. Prior to the 2001 Recapitalization each Series C share was convertible into one share of Common Stock. In December 2000, the warrants were extended for one year with a new exercise price of $2.50. These warrants expired, unexercised, in December 2001.

      In 1992, the Company issued 566,038 shares of common stock for net proceeds of $600.

      In 1993, the Company issued 2,629,277 shares of common stock for net proceeds of $9,809,868.

      In 1994, the Company issued 809,567 shares of common stock for net proceeds of $4,007,737.

      In December 1995, the Company issued 375,000 shares of Series C at $2.00 per share for net proceeds of $750,000. One five-year warrant was included for every two shares issued. Each warrant is exercisable at $2.00 to purchase one Series C share. In December 2000, the warrants were extended for one year with a new exercise price of $2.50. These warrants expired, unexercised, in December 2001.

      In February 1996, the underwriters of the 1995 offering, in lieu of cash for services rendered, were issued 58,750 shares of Series C and 123,438 five year warrants exercisable at $2.00 to purchase Series C shares. These warrants expired, unexercised, in February 2001.

      In February through July 1996, the Company issued 48,302 shares of Common Stock in lieu of cash for services rendered to two vendors.

      In March through July 1996, the Company, through a private placement, issued 3,637,500 shares of Series C at $2.00 per share for net proceeds of approximately $6,900,000.

      In July 1996, the underwriters of the 1996 offering, in lieu of cash for services rendered, were issued 68,300 shares of Series C and 273,688 five year warrants exercisable at $2.00 to purchase Series C shares. These warrants expired, unexercised, in July 2001.

      In August 1997, the Company issued 200,000 shares of Common Stock as part of the acquisition cost of certain intellectual property.

      In January through May 2000, the Company, through a private placement, issued 668,202 shares of Series D Convertible Preferred Stock ("Series D"). Prior to the 2001 Recapitalization each Series D share was convertible into one share of Common Stock.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      In November 2001, as part of the 2001 Recapitalization, $2,038,881 of convertible debt, principal and accrued interest, was converted to 6,796,278 shares of Common Stock, 4,662,921 shares of Series C Convertible Preferred Stock were converted to 9,325,842 shares of Common Stock, and 668,202 shares of Series D Convertible Preferred Stock were converted to 2,227,350 shares of Common Stock.

      In November through December 2001, the Company, through a private placement, issued 708,337 shares of Common Stock for net proceeds of $212,500.

      In December 2001, the underwriters of the 2001 offerings, in lieu of cash for services rendered, were issued 173,689 shares of Common Stock and 38,897 five year warrants exercisable at $0.45 to purchase shares of Common Stock.

      In conjunction with the convertible debt financing in 2000 and 2001, the holders of convertible debt were issued 94,000 five year warrants in 2000 and 881,753 five year warrants in 2001. The warrants are exercisable at $0.45 to purchase shares of Common Stock.

      In the event of any liquidation, dissolution or winding up of the affairs of the Company, either voluntary or involuntary, the holders of Preferred shares are entitled to receive a liquidation preference, adjusted for combinations, consolidations, stock splits or certain issuances of Common Stock. After payment has been made to the holders of Preferred shares of the full amounts to which they shall be entitled, the holders of the Common Stock shall be entitled to receive ratably, on a per share basis, the remaining assets. As of December 31, 2001, no Preferred shares are outstanding and the Company has reserved 1,014,650 shares of Common Stock for the exercise and conversion of the warrants described above (see Note 11 for subsequent event disclosures).

Note 5 - Stock Option Plan

      On July 1, 1993, the Company adopted, and the stockholders approved, a stock option plan (the "Plan") under which officers, employees, directors and consultants may be granted incentive or non-qualified stock options to acquire common stock. The incentive stock options granted under the Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986. The exercise price of each option is no less than the market price of the Company's stock on the date of grant, and an option's maximum term is ten years. Options typically vest over a four year period.

      On January 31, 1996, the Board of Directors approved three actions regarding the Company's Stock Option Plan; (i) an amendment to increase the number of options available under the Plan to 1,500,000; (ii) the granting of 1,055,000 options to the Company's officers, directors, employees, and key consultants; and (iii) the reduction in the exercise price from $5.30 to $1.00 for 40,094 of the 115,566 options currently outstanding and being held by current officers, directors, employees and one consultant of the Company. On October 7, 1996, the Board of Directors approved an amendment to increase the number of options in the Plan to 2,000,000. The amendment to increase the number of options in the Plan to 2,000,000 was approved by the consent of a majority of the aggregate voting power of the holders of the outstanding Common Stock and the Series C Convertible Preferred Stock in January 1997.

      On November 16, 2000, the Board of Directors approved an amendment to increase the number of options in the Plan to 4,000,000.

      On October 22, 2001, the Board of Directors approved an amendment to increase the number of options in the Plan to 7,000,000.

      All of the options granted on January 31, 1996 are exercisable at $1.00 per share and vest according to the following schedule: one-fourth are fully vested on the date of grant and the balance will vest one-fourth per year over the next three years.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      In May 1996, the Board of Directors granted 65,000 options exercisable at $1.00 per share which vest one-fourth per year beginning May, 1997.

      In October 1996, the Board of Directors granted 18,000 options exercisable at $2.00 per share which vest one-fourth per year beginning October, 1997.

      In February 1997, the Board of Directors granted 18,000 options exercisable at $2.00 per share which vest one-third per year beginning February, 1998.

      In September 1997, the Board of Directors granted 20,000 options exercisable at $2.00 per share which vest one-fourth per year beginning September, 1998.

      In April 1998, the Board of Directors granted 460,000 options exercisable at $2.00 per share which vest one-fourth immediately and one-fourth per year beginning April 1999.

      No options were granted in 1999.

      In November 2000, the Board of Directors granted 1,517,000 options exercisable at $1.50 per share which vest one-fourth immediately and one-fourth per year beginning November 2001. Non-employees were granted 257,000 of these options. Compensation expense of $315,976 was recorded to reflect the fair value of options issued to non-employees during 2000.

      In April 2001, management issued non-qualifying stock options to two former employees to replace the incentive stock options previously granted. All terms of these options remained the same except the exercise period was extended. Compensation expense of $64,033 was recorded to reflect the fair value of these options.

      In April 2001, the Board of Directors granted 20,000 options to a non-employee exercisable at $1.50 per share which vest monthly over a twenty-four month period. Compensation expense of $24,170 was recorded to reflect the fair value of these options.

      In July 2001, the Board of Directors granted 10,000 options exercisable at $1.50 per share which vest one-fourth per year beginning July, 2002.

      In November 2001, the Board of Directors granted 3,115,000 options exercisable at $0.30 per share which vest one-fourth immediately and one-fourth per year beginning November 2002. Non-employees were granted 220,000 of these options. Compensation expense of $53,174 was recorded to reflect the fair value of options issued to non-employees during 2001.

      As of December 31, 2001, 6,340,566 options were outstanding (3,233,316 were fully vested and exercisable) at prices ranging from $0.30 to $5.30 per share (see Note 11 for subsequent event disclosures).

      The Company accounts for its stock-based compensation plans using the intrinsic value method of accounting for options granted to employees. An alternative to the intrinsic value method is the fair value method. Had the Company used the fair value method, pro forma net loss and loss per share would have been:

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

                                                       2001            2000
                                                       ----            ----
     Net loss:                 As reported        ($4,146,913)     ($2,395,538)
                               Pro forma           (4,705,977)      (2,834,780)

     Basic loss per share:     As reported            ($0.81)         ($0.56)
                               Pro forma               (0.90)          (0.67)

      The weighted average estimated fair value of the options granted in 2001 and 2000 was $.81 and $.95, respectivley, based on the Black-Scholes valuation model using the following assumptions:

                                                     2001               2000
                                                     ----               ----
      Risk-free interest rate                        3.50%              5.15%
      Dividend yield                                 0.00%              0.00%
      Expected volatility                           75.00%             75.00%
      Expected life in years, average                   3                  5

      A summary of the status of the Company's stock option plan as of December 31, 2001 and 2000, and changes during the years ended on those dates is presented below:

                                                 2001                                    2000
                                                 ----                                    ----
                                                       Weighted-                               Weighted-
                                                       Average                                 Average
                                        Options        Exercise Price           Options        Exercise Price
                                        -------        --------------           -------        --------------
   Outstanding at beginning
         of year                       3,215,566           $1.48               1,713,566         $1.47
   Granted                             3,145,000             .31               1,517,000          1.50
   Exercised                              --                                       --
   Forfeited                            (20,000)            1.50                (15,000)          1.33
                                       ---------            ----               ---------          ----
   Outstanding at end of year          6,340,566           $0.90               3,215,566         $1.48
                                       =========           =====               =========         =====
   Options exercisable at
         end of year                   3,233,316                               1,966,566
                                       =========                               =========

                           Number                Weighted-Avg.             Number
           Exercise        Outstanding at        Remaining                 Exercisable at
           Price           Dec. 31, 2001         Contractual Life          Dec. 31, 2001
           -----           -------------         ----------------          -------------
            $0.30            3,115,000               9.8 years                 778,750
             1.00            1,160,094               4.1 years               1,160,094
             1.50            1,527,000               8.1 years                 756,000
             2.00              463,000               6.1 years                 463,000
             5.30               75,472               2.0 years                  75,472
                                ------                                          ------
                             6,340,566                                       3,233,316
                             =========                                       =========

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

Note 6 - Loans Payable

      Loans payable consist of the following:

                                                  December 31,      December 31,
                                                      2001              2000
                                                   ----------       -----------
      Convertible investor
          bridge Loans                             $       --       $   940,000
             Less:  unamortized debt discount              --           (55,456)

      Convertible loan from
          Institute for the Study of Aging                 --           250,800

      Convertible loans from
          Officers                                 $  115,000                --
                                                   ----------       -----------
                                                   $  115,000       $ 1,135,344
                                                   ==========       ===========

      The investor bridge loans, plus accrued interest, are convertible, at the option of the loan holder, into Common Stock at $1.50 per share. The loan documents specify certain events which would require conversion or repayment, at the loan holder's discretion. One five-year warrant was issued for each $10 loaned. Each warrant is exercisable to purchase Common Stock at $2.00 per share. Interest accrues monthly at a rate of 12% per annum. The loans are due within one year of the date of the loan. Loan dates range from August 2000 through October, 2001. Accrued interest on these loans at December 31, 2001 and 2000 was $0 and $32,927, respectively. These loans, plus accrued interest, were converted to shares of Common Stock in the 2001 Recapitalization at a conversion rate of $1.50 per five shares. Due to the increased number of shares investors received in the conversion, the Company recognized an expense of $1,631,107. As of December 31, 2001, there are 1,014,650 warrants outstanding with an exercise price of $0.45 Virtually all of the warrants were converted to shares of common stock in 2002 (see Note 11 for subsequent event disclosures).

      The convertible loans from officers have the same terms as the convertible investor bridge loans.

      The loan from the Institute for the Study of Aging (ISOA) is a Program Related Investment to assist in funding the cost of a specific research project. Interest accrues monthly at an annual rate of one-half of the prime rate. The loan documents specify certain events which would require conversion or repayment, at ISOA's discretion. The loan, plus accrued interest, is convertible into Common Stock at $2.50 per share. Accrued interest on this loan at December 31, 2000 was $3,342. Proceeds from this loan are included in restricted cash at December 31, 2000. In September 2001, the proceeds from this loan were returned to ISOA.

Note 7 - Employee Savings Plan

      The Company sponsors a defined contribution benefit plan (the "Savings Plan") which qualifies under Section 401(k) of the Internal Revenue Code. The Savings Plan covers all eligible employees who are eighteen years of age and have completed six months of service with the Company. Employee contributions to the Savings Plan are based on percentages of employee compensation plus a discretionary matching contribution by the Company. Vesting in the Company's contributions is based on length of service over a five-year period. The Company amended the Savings Plan, effective January 1, 2001, to increase the Company match from 50% to 100% of the first 5% of the employee's deferral, subject to certain limitations. Contributions by the Company for the years ended December 31, 2001 and 2000 were $38,022 and $17,419, respectively.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000


Note 8  -  Income Taxes

      As of December 31, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $25,000,000, which are available to offset future federal taxable income, if any, expiring in 2007 through 2021. Deferred tax assets primarily resulted from net operating loss carryforwards, differences in the recognition of depreciation and amortization expenses, and stock option expenses. Additionally, the Company has approximately $650,000 of research and experimentation credits available to reduce future federal income taxes through 2016. Changes in the Company's ownership may cause further limitations in the amount of loss carryforwards and credits that can be utilized. The effective tax rate differs from the statutory rate primarily because of the valuation allowance established to reduce the deferred tax asset.

      The Company has a deferred tax asset of approximately $9,200,000. The deferred tax asset represents estimated tax benefits of the net operating loss carryforwards and the research and experimentation credits. The Company has recorded a deferred tax valuation allowance to reduce the net deferred tax asset to zero because it is more likely than not that the Company will not be able to utilize the carryforwards.

Note 9 - Commitments and Contingencies

      Operating Lease

      The Company operates out of a laboratory and office facility in Vernon Hills, Illinois. The original lease term is for sixty-three months through May 14, 2002, with renewal options for two additional five year periods. In May 2002, the lease was extended for a five year period.

      Future minimum lease payments under the operating lease for the facility in Vernon Hills, Illinois are as follows:

            Year ending December 31,                            Amount
            ------------------------                            ------
                      2002                                     $ 95,750
                      2003                                       97,275
                      2004                                       97,275
                      2005                                      100,425
                      2006                                      102,000
                      thereafter                                 34,000

      Rental expense, including allocated operating costs and taxes, was $119,249 and $110,483 for the years ended December 31, 2001 and 2000, respectively.

      Collaboration, Consulting and Licensing Agreements

      Under the terms of collaboration and consulting agreements with one institution ("Collaboration Partner") and one collaborating scientist, the Company is obligated to make payments aggregating approximately $260,000 per annum, excluding any royalty payments or other costs related to such arrangements. Such agreements have terms through January, 2003, but in some instances, may be terminated at an earlier date by the Company. Expense for the collaboration and consulting agreements, included in research and development expenses, was $243,826 and $256,228 for the years ended December 31, 2001 and 2000, respectively.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      The Company entered into a collaboration agreement in March 1997. The collaboration agreement calls for the Company to provide certain knowledge and material to the collaboration. Any revenues derived from this collaboration will be divided among the parties based on conditions set forth in the agreement. The Company is obligated to pay a portion of any proceeds received from this collaboration, over and above expense reimbursement, to its Collaboration Partner.

      The Company entered into a licensing agreement in November 1999 with its Collaboration Partner. The license agreement allows the Company to sell and sublicense specified antibodies for cancer applications. Proceeds from any sales Wand/or sublicenses will be divided among the parties based on conditions set forth in the agreement.

      Contingencies

      The Company does not maintain any product liability insurance for products in development. The Company believes that even if product liability insurance were obtained, there is no assurance that such insurance would be sufficient to cover any claims.

Note 10 - Segments

      The Company operates in one business segment, biopharmaceutical product research and development, primarily in the field of Alzheimer's disease. The Company operates in one geographic segment, the Midwest region of the United States.

Note 11 - Subsequent Events

      Strategic Transaction / Merger

      The Company entered into an Agreement and Plan of Merger ("Merger") with Hemoxymed, Inc. on July 29, 2002. The Merger was approved by shareholders of MGC and closed on September 10, 2002. Management and the Board of Directors of the Company will continue as management and the Board of Directors of the merged company, Hemoxymed, Inc. The merger was structured so that MGC shareholders would own approximately 50% of the merged company. MGC shareholders, option holders and warrant holders received .658394 shares, options and warrants for each one held prior to the merger. This transaction has been a reverse merger. MGC is continuing as the primary operating entity under the Hemoxymed name, and MGC's historical financials will replace those of Hemoxymed.

      Amendment to Collaboration Partner Agreements

      In March 2002, the Company renegotiated various terms of the Collaboration Partner agreements. The Collaboration Partner received 1,666,667 shares of Common Stock in exchange for amounts previously owed. In addition, the Amendment called for reductions and restructuring of future amounts due. The Amendment required future minimum funding. In September 2002, the deadline for minimum funding was extended.

      Warrant Conversion

      In March 2002, holders of approximately 1,000,000 warrants agreed to convert their warrants into approximately 240,000 shares of Common Stock.

                        MOLECULAR GERIATRICS CORPORATION

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 2001 and 2000

      Funding

      In January through September, 2002, the Company raised approximately $1,400,000 in bridge funding.

      Conversion of Payables and Debt to Equity

      Prior to the closing of the Merger, certain officers and consultants of the Company converted $250,000 previously owed to them in exchange for 1,666,669 shares of Common Stock.

      Stock Options

      In June 2002, the Board of Directors granted 659,434 options exercisable at $0.15 per share which vest one-fourth immediately and one-fourth per year beginning in June 2003.

      In June 2002, the Board of Directors approved adjusting the exercise price of approximately 6,000,000 options to $0.15 per share and thus these options are subject to variable accounting on a going forward basis.

                                 HEMOXYMED, INC.
                          (a development stage company)
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                                   September 30,
                                                                                       2002
                                                                                   ------------
Assets
Current assets:
   Cash and cash equivalents ...................................................   $    357,966
   Receivables .................................................................          8,840
   Prepaids and other current assets ...........................................            641
                                                                                   ------------
     Total current assets ......................................................        367,447
                                                                                   ------------

Property and equipment:
   Furniture and equipment .....................................................      2,064,005
   Accumulated depreciation ....................................................     (2,047,873)
                                                                                   ------------
     Net property and equipment ................................................         16,132
                                                                                   ------------

Other assets:
   Deposits ....................................................................         20,738
   Intangible assets, net ......................................................         33,699
                                                                                   ------------
     Total other assets ........................................................         54,437
                                                                                   ------------

        Total assets ...........................................................   $    438,016
                                                                                   ============

Liabilities and stockholders' equity (deficit)
Current liabilities:
   Accounts payable ............................................................   $    196,617
   Loans payable ...............................................................        661,470
   Employees accrued and withheld taxes ........................................          7,728
   Accrued expenses ............................................................        669,292
                                                                                   ------------
     Total current liabilities .................................................      1,535,107
                                                                                   ------------

Stockholders' equity (deficit):
   Common Stock par value $0.0025 (50,000,000 shares authorized on September 30,
     2002 47,701,098 shares issued and outstanding on September 30, 2002
     respectively) .............................................................        119,253

   Treasury Stock, at cost .....................................................        (10,614)
   Additional paid in capital ..................................................     30,943,622
   Deficit accumulated during the development stage ............................    (32,149,352)
                                                                                   ------------
   Total stockholders' deficit .................................................     (1,097,091)
                                                                                   ------------

        Total liabilities and stockholders' equity (deficit) ...................   $    438,016
                                                                                   ============


See accompanying notes to consolidated financial statements.

                                 HEMOXYMED, INC.
                          (a development stage company)
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                         Nine Months Ended
                                                            September 30,
                                                   ----------------------------
                                                        2002            2001
                                                   ------------     -----------

Operating expenses:
   Research and development ...................       1,448,250         935,378
   General and administrative .................       1,078,218         643,077
                                                   ------------     -----------
   Net writedown of leasehold improvements
      Total operating expenses ................       2,526,468       1,578,455
                                                   ------------     -----------


Operating loss ................................      (2,526,468)     (1,578,455)
                                                   ------------     -----------

Other (income) expense:
   Interest expense ...........................          62,101         421,212
   Interest income ............................            --            (8,237)
                                                   ------------     -----------
     Total other (income) expense .............          62,101         412,975
                                                   ------------     -----------

Net loss ......................................    $ (2,588,569)    $(1,991,430)
                                                   ============     ===========

Basic & diluted:
   Net loss per share .........................    $      (0.12)    $     (0.71)
   Weighted average shares ....................      22,486,847       2,798,384

           See accompanying notes to consolidated financial statements

                                 HEMOXYMED, INC.
                          (a development stage company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                             Nine Months Ended
                                                               September 30,
                                                         -------------------------
                                                            2002           2001
                                                        -----------    -----------
Operating activities

Net loss ............................................   $(2,588,569)   $(1,991,430)
Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation and amortization ....................        12,834         33,840
   Non-cash expense for equity compensation .........       544,112        159,587
   Issuance of stock for services ...................       737,595           --

   Non-cash expense for beneficial conversion of debt        44,273        210,182
   Changes in assets and liabilities:
     Restricted cash ................................          --          250,800
     Receivables ....................................        (6,380)         1,800
     Prepaids and other assets ......................          (518)        (1,491)
     Accounts payable ...............................      (137,398)       249,718
     Other accrued expenses .........................       213,268        292,057
                                                        -----------    -----------
Net cash used in operating activities ...............    (1,180,783)      (794,937)
                                                        -----------    -----------

Investing activities
Purchases of property and equipment .................          --           (1,507)
Acquisition, net of cash acquired ...................       (12,079)          --
                                                        -----------    -----------
Net cash used in investing activities ...............       (12,079)        (1,507)
                                                        -----------    -----------

Financing activities
Proceeds from issuance of promissory loans ..........       905,000        887,500
Proceeds from issuance of shares of stock ...........       561,200           --
Repurchase of shares of common stock ................       (10,614)          --
Net proceeds of notes payable .......................        51,470       (250,800)
                                                        -----------    -----------
Net cash provided by financing activities ...........     1,507,056        636,700
                                                        -----------    -----------

Increase (decrease) in cash and cash equivalents ....       314,194       (159,744)
                                                        -----------    -----------


Cash and cash equivalents at beginning of period ....        43,772        186,059
                                                        -----------    -----------
Cash and cash equivalents at end of period ..........   $   357,966    $    26,315
                                                        ===========    ===========

Supplemental cash flow information

Interest paid .......................................   $      --      $       738
                                                        ===========    ===========

See accompanying notes to consolidated financial statements

                                 HEMOXYMED, INC.
                          (a development stage company)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BUSINESS

      Hemoxymed, Inc. ("Hemoxymed" or the "Company") is a development stage biopharmaceutical company with two wholly-owned operating subsidiaries. One of the wholly owned operating subsidiaries is Molecular Geriatrics Corporation, ("MGC") a development stage biopharmaceutical company incorporated in November 1991 to develop diagnostics to detect, and therapeutics to treat, Alzheimer's disease. The other wholly owned operating subsidiary is Hemoxymed Europe, SAS. Hemoxymed, through its subsidiary Hemoxymed Europe, SAS, is a development stage biopharmaceutical company incorporated in February 1995 to develop therapies aimed at improving tissue oxygenation by increasing oxygen release from hemoglobin to provide therapeutic value to patients with serious, although unmet or underserved, medical needs.

      On September 10, 2002, a subsidiary of Hemoxymed entered into an Agreement and Plan of Merger (the "Merger Agreement") to form a joint venture whereby a subsidiary of Hemoxymed acquired all of MGC's outstanding common stock, options and warrants from MGC holders in exchange for Hemoxymed's issuance and delivery to MGC shareholders, optionholders and warrantholders of approximately 22,800,000 new, unregistered shares of Hemoxymed common stock plus options and warrants to purchase approximately 4,830,000 shares of Hemoxymed common stock. Immediately following the closing, Hemoxymed had approximately 47,700,000 shares of common stock issued and outstanding plus options and warrants to purchase approximately 7,400,000 shares of common stock, issued and outstanding, of which Hemoxymed and MGC holders each own approximately 50%, on a fully diluted basis. The Merger Agreement further provides that the management team and Board of Directors of MGC took over control of the merged company. The transaction was tax-free to the shareholders of both companies.

      This transaction has been accounted for as a reverse merger. MGC is continuing as the primary operating entity under the Hemoxymed name, and its historical financial statements have replaced those of Hemoxymed.

      The Company is subject to risks and uncertainties common to small cap biotech companies, including competition from larger, well capitalized entities, patent protection issues, availability of funding and government regulations. The Company is currently attempting to secure funding to advance its various programs, including clinical development of its most advanced programs. In the event that the Company is not able to secure adequate financing, it may not be able to continue its operations.

NOTE 2. BASIS OF PRESENTATION

      The consolidated financial statements include the accounts of Hemoxymed, Inc. and its wholly-owned subsidiaries. The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations for interim financial information. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is presumed that users of this interim financial information have read or have access to the audited financial statements of Hemoxymed contained in Hemoxymed's Annual Report on Form 10-K for the year ended December 31, 2001. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year ending December 31, 2002.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Company has experienced losses since inception and had a negative working capital balance at September 30, 2002. These circumstances indicate the Company may be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent on obtaining adequate funding and ultimately achieving profitable operations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3. NET LOSS PER SHARE

      Net loss per share is computed based upon the weighted average number of common shares outstanding during the period as if the exchange of common shares in the merger between Hemoxymed and MGC was in effect at the beginning of both periods presented with additional shares of Hemoxymed shareholders included as of the September 10, 2002 merger date. Dilutive securities have not been included in the weighted average shares used for the calculation of earnings per share in periods of net loss, as the effect of such securities would be anti-dilutive.

NOTE 4. RECENT ACCOUNTING PRONOUNCEMENTS

      In June 2001, the FASB issued Statement No. 141, Business Combinations (SFAS No. 141) and No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and other intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The merger between MGC and Hemoxymed was accounted for in accordance with SFAS No. 141 and SFAS No. 142.

      In August 2001, the FASB issued Statement 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). The Statement supercedes Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of and APB. Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for segments of a business to be disposed of. SFAS No. 144 retains the requirements of SFAS No. 121 relating to the recognition and measurement of an impairment loss and resolves certain implementation issues resulting from SFAS No. 121. This Statement is effective for fiscal years beginning after December 15, 2001. This new accounting standard did not have a material impact on the consolidated financial position or results of operations of the Company.

      In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement no. 13, and Technical Corrections, was issued. SFAS No. 145 rescinds SFAS No. 4, which required all gains and losses from the extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 will be effective for fiscal years beginning after May 15, 2002, with early adoption related to the provisions of the rescission of SFAS No. 4 encouraged. The Company does not believe that the adoption of SFAS No. 145 will have a material effect on its consolidated financial statements.

      In July 2002, SFAS No. 146, Accounting for Costs Associated with an Exit or Disposal Activity, which supercedes EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring), was issued. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 requires that a company record a liability when that liability is incurred and can be measured at a fair value. Incurred is defined as when an event obligates the entity to transfer or use assets. The recognition of termination benefits to employees will depend on whether additional service is required of the employee. If the employee must continue to provide service for a period of at least a minimum of sixty days in order to be eligible for the benefits (called a "minimum retention period"), the fair value of the benefits should be accrued over the time the employee renders the service. If future service beyond a minimum retention period is not required, the liability for the fair value of the benefits should be recognized at the time the company communicates the arrangement to the employees. The Company plans to adopt SFAS No. 146 on January 1, 2003. The Company does not believe that the adoption of SFAS No. 146 will have a material effect on its consolidated financial statements.

NOTE 5. MERGER WITH MOLECULAR GERIATRICS CORPORATION

      On September 10, 2002 the Company and Molecular Geriatrics Corporation
(MGC) closed an Agreement and Plan of Merger (the "Merger Agreement") to form a joint venture whereby a subsidiary of Hemoxymed acquired all of MGC's outstanding common stock, options and warrants from MGC holders in exchange for Hemoxymed's issuance and delivery to MGC shareholders, optionholders and warrantholders of approximately 22,800,000 new, unregistered shares of Hemoxymed common stock plus options and warrants to purchase approximately 4,830,000 shares of Hemoxymed common stock. Immediately following the closing, Hemoxymed had approximately 47,700,000 shares of common stock issued and outstanding plus options and warrants to purchase approximately 7,400,000 shares of common stock, issued and outstanding, of which Hemoxymed and MGC holders each own approximately 50%, on a fully diluted basis. The Merger Agreement further provides that the management team and Board of Directors of MGC took over control of the merged company. The transaction was tax-free to the shareholders of both companies. The merger was structured as a strategic alliance of two equal companies to maximize the value of the two companies by combining the technology and research programs under the direction of one management team. The reverse acquisition of MGC by a subsidiary of Hemoxymed was treated for accounting purposes as MGC having purchased Hemoxymed using the purchase method of accounting. The excess purchase price over the net Hemoxymed assets acquired on September 10, 2002, the date of the merger, was $34,653. This amount was allocated to patents. The amount allocated to the Hemoxymed patents will be amortized over the remaining effective life of the patents. Allocation of the purchase price is preliminary and may change. The pro forma results of operations data for the three and nine months ended September 30, 2002 and 2001, as if the merger had occurred on January 1, 2001 appear below:

                                          Nine months             Nine months
                                             ended                   ended
                                         September 30,           September 30,
                                              2002                   2001

             Net Loss                     ($3,325,467)            ($2,947,732)
             Net Loss per share                ($0.06)                 ($0.11)

NOTE 6. COLLABORATION AGREEMENT

      The Company has exclusive licensing and collaboration agreements with Albert Einstein College of Medicine ("AECOM") for its Alzheimer's technology. These agreements call for a variety of payments to be made by the Company to AECOM, including laboratory funding and licensing payments. In March 2002, the Company and AECOM renegotiated various terms of these agreements, including reducing and restructuring current payments to AECOM in exchange for 1,666,667 shares of Common Stock. Future payments were also restructed The amended agreement has a minimum funding requirement to be met during the fourth quarter of 2002. Management anticipates that this minimum funding requirement will be met.

NOTE 7. BORROWINGS

      At September 30, 2002, Hemoxymed had raised $610,000 in a current bridge financing by issuing promissory loans convertible into common stock. These promissory loans accrue interest at an annual rate of 6% and have an automatic conversion feature based on a future minimum financing. The conversion rate is based on 50% of the per share price of the future financing.

NOTE 8. SUBSEQUENT EVENTS

      On April 30, 2002 the board of directors passed a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. The Company is required to solicit and obtain the approval of shareholders before the Articles of Incorporation can be amended. As of November 12, 2002, this solicitation has not occurred, and the Company intends to undertake this solicitation no later than January 2003. The Company currently has approximately 47,700,000 common shares issued and outstanding and needs to increase the number of common shares authorized in order to i)permit the exercise of outstanding options and warrants; ii) convert the outstanding loans to common stock; and iii) raise funds by issuing shares of stock.

              Hemoxymed, Inc. and Molecular Geriatrics Corporation

              Unaudited Pro Forma Consolidated Financial Statements
                                    Overview

      On September 10, 2002, a subsidiary of Hemoxymed, Inc.("Hemoxymed") entered into an Agreement and Plan of Merger (the "Merger Agreement") to form a joint venture whereby a subsidiary of Hemoxymed acquired all of Molecular Geriatrics Corporation's ("MGC") outstanding common stock, options and warrants from MGC holders in exchange for Hemoxymed's issuance and delivery to MGC shareholders, optionholders and warrantholders of approximately 22,800,000 new, unregistered shares of Hemoxymed common stock plus options and warrants to purchase approximately 4,830,000 shares of Hemoxymed common stock. Immediately following the closing, Hemoxymed had approximately 47,400,000 shares of common stock issued and outstanding plus options and warrants to purchase approximately 7,400,000 shares of common stock, issued and outstanding, of which Hemoxymed and MGC holders each own approximately 50%, on a fully diluted basis. The Merger Agreement further provides that the management team and Board of Directors of MGC took over control of the merged company. The transaction was tax-free to the shareholders of both companies.

      This transaction has been accounted for as a reverse merger. MGC is continuing as the primary operating entity under the Hemoxymed name, and its historical financial statements have replaced those of Hemoxymed.

      The September 30, 2002 balance sheet and statement of operations of Hemoxymed reflects the combined financial position and operations of Hemoxymed and MGC based on the effective merger date of September 10, 2002. Any adjustments from presenting a pro forma September 30, 2002 balance sheet and statement of operations, reflecting the merger transaction occurring on January 1, 2002, would be immaterial to the combined financial position and operations of Hemoxymed and MGC as of September 30, 2002.

      The accompanying unaudited pro forma consolidated statements of operations combines MGC's statement of operations for the year ended December 31, 2001 with the consolidated statement of operations of Hemoxymed for the same period and gives effect to the reverse merger and share issuance as if each occurred on January 1, 2001.

      These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Hemoxymed and MGC been a combined company during the periods presented.

                                 HEMOXYMED, INC.

                          (a development stage company)

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                    Molecular                                Adjustments
                                                   Geriatrics                                    and
                                                 Corporation (a)      Hemoxymed, Inc. (a)    Eliminations        Consolidated
                                                 ---------------      -------------------    ------------        ------------
Revenues:
  Research reimbursements ..............                 --                     --                 --                    --
  Grant revenues .......................                 --                     --                 --                    --

         Total revenues ................                 --                     --                 --                    --
                                                  -----------           ------------           --------          ------------

Costs and expenses:
  Research and development .............          $ 1,265,298                   --                               $  1,265,298
  General and administrative ...........              784,181           $    528,649                                1,312,830
  Merger costs (c) .....................                 --                  612,024               --                 612,024
                                                  -----------           ------------           --------          ------------
         Total operating expenses ......           (2,049,479)            (1,140,673)              --              (3,190,152)
                                                  -----------           ------------           --------          ------------

Loss from operations ...................           (2,049,479)            (1,140,673)                 0            (3,190,152)
                                                  -----------           ------------           --------          ------------

Other income (expense):
  Interest income ......................                8,237                  3,953               --                  12,190
  Interest expense .....................             (474,564)               (30,569)              --                (505,133)
  Inducement to convert debt to equity .           (1,631,107)                  --                 --              (1,631,107)
Other income (expense) .................                 --                    8,325               --                   8,325
                                                  -----------           ------------           --------          ------------
Net other income (expense) .............           (2,097,434)               (18,291)                 0            (2,115,725)
                                                  -----------           ------------           --------          ------------


Loss before income taxes ...............           (4,146,913)            (1,158,964)              --              (5,305,877)

Provision for income taxes .............                 --                   (1,879)              --                  (1,879)

Net loss ...............................          ($4,146,913)          ($ 1,157,085)          $   --            ($ 5,303,998)
                                                  ===========           ============           ========          ============

Net loss per share, basic and diluted ..          ($     0.81)          ($      0.06)                            ($      0.19)
                                                  ===========           ============                             ============

Weighted average shares outstanding ....            7,382,065             20,050,994                               38,411,866(b)
                                                  ===========           ============                             ============

 See accompanying notes to unaudited pro forma consolidated financial statements

                                 HEMOXYMED, INC.

                          (a development stage company)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                      Molecular
                                                                      Geriatrics           Pro forma
                                                                    Corporation (a)     adjustments (b)        Combined
                                                                    ---------------     ---------------        --------
Costs and expenses:
    Research and development .............................            $  1,448,250       $     55,654        $ 1,503,904
    General and administrative ...........................               1,078,218            684,667          1,762,885
                                                                      ------------       ------------        -----------
               Total operating expenses ..................               2,526,468            740,321          3,266,789
                                                                      ------------       ------------        -----------

Loss from operations .....................................              (2,526,468)          (740,321)        (3,266,789)
                                                                      ------------       ------------        -----------

Other income (expense):
    Interest income ......................................                      --              3,769              3,769
    Interest expense .....................................                 (62,101)              (346)           (62,447)
                                                                      ------------       ------------        -----------
Net other income (expense) ...............................                 (62,101)             3,423            (58,678)
                                                                      ------------       ------------        -----------

Loss before income taxes .................................              (2,588,569)          (736,898)        (3,325,467)

Provision for income taxes ...............................                      --                 --                 --

Net loss .................................................             ($2,588,569)         ($736,898)       ($3,325,467)
                                                                      ============       ============        ===========

Net loss per share, basic and diluted ....................                  ($0.12)                               ($0.07)
                                                                      ============                           ===========

Weighted average shares outstanding ......................              22,486,847                            47,711,017
                                                                      ============                           ===========

   See accompanying notes to unaudited pro forma combined financial statements

              Hemoxymed, Inc. and Molecular Geriatrics Corporation

         Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1 - Pro Forma Adjustments

      On September 10, 2002, a subsidiary of Hemoxymed, Inc. ("Hemoxymed") entered into an Agreement and Plan of Merger (the "Merger Agreement") to form a joint venture whereby a subsidiary of Hemoxymed acquired all of Molecular Geriatrics Corporation's ("MGC") outstanding common stock, options and warrants from MGC holders in exchange for Hemoxymed's issuance and delivery to MGC shareholders, optionholders and warrantholders of approximately 22,800,000 new, unregistered shares of Hemoxymed common stock plus options and warrants to purchase approximately 4,830,000 shares of Hemoxymed common stock. Immediately following the closing, Hemoxymed had approximately 47,400,000 shares of common stock issued and outstanding plus options and warrants to purchase approximately 7,400,000 shares of common stock, issued and outstanding, of which Hemoxymed and MGC holders each own approximately 50%, on a fully diluted basis. The Merger Agreement further provides that the management team and Board of Directors of MGC took over control of the merged company. The transaction was tax-free to the shareholders of both companies. This transaction has been accounted for as a reverse merger. MGC is continuing as the primary operating entity under the Hemoxymed name, and its historical financial statements have replaced those of Hemoxymed. The September 30, 2002 balance sheet and statement of operations of Hemoxymed reflects the combined financial position and operations of Hemoxymed and MGC based on the effective merger date of September 10, 2002. Any adjustments from presenting a pro forma September 30, 2002 balance sheet and statement of operations, reflecting the merger transaction occurring on January 1, 2002, would be immaterial to the combined financial position and operations of Hemoxymed and MGC as of September 30, 2002.

(a) Represents historical financial statements of the respective Company at date indicated.

(b) Pro forma weighted-average number of shares outstanding was calculated assuming that the shares issued to MGC represent approximately 47.8% of the outstanding shares after the merger, and were outstanding during all periods presented.

(c) Represents costs incurred by Hemoxymed in its merger with Ophidian Pharmaceuticals, Inc. in 2001.